As  filed  with  the Securities and Exchange Commission on January 16, 1998.
                                                     Registration No. 333-




                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549
                                 __________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    under
                         THE SECURITIES ACT OF 1933
                                 __________

                       Freeport-McMoRan Sulphur Inc.
          (Exact name of registrant as specified in its charter)

    Delaware                                                 72-1392855
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                            1615 Poydras Street
                        New Orleans, Louisiana 70112
                (Address, including zip code, of registrant's
                         principal executive offices)


           Freeport-McMoRan Sulphur Inc. Adjusted Stock Award Plan
            Freeport-McMoRan Sulphur Inc. 1997 Stock Option Plan
Freeport-McMoRan Sulphur Inc. 1997 Stock Option Plan for Non-Employee Directors
                         (Full titles of the plans)
                                 __________

                                John G. Amato
                               General Counsel
                         Freeport-McMoRan Sulphur Inc.
                             1615 Poydras Street
                         New Orleans, Louisiana 70112
                               (504) 582-4000
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:

                              Margaret F. Murphy
         Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
                            201 St. Charles Avenue
                      New Orleans, Louisiana 70170-5100

                       CALCULATION OF REGISTRATION FEE

                                  Proposed maximum    Proposed       Amount of
    Title of        Amount to be   offering price      maximum      registration
securities to be    registered(1)     per unit       aggregate         fee
   registered                                       offering price
Common Stock (par
value $.01 per    1,500,517 Shares   $11.00(2)    $16,505,687.00(2) $4,869.18(2)
share)
Preferred Stock
Purchase Rights   1,500,517 Rights  $ --.-- (3)   $       --.--(3)  $   --.--(3)

(1) Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares and rights registered shall be automatically increased to cover the additional shares and rights in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share of the Common Stock on the New York Stock Exchange on January 9, 1998.
(3) Preferred Stock Purchase Rights are attached to and trade with the Common Stock of the Company. The value attributable to such Rights, if any, is reflected in the market price of such Common Stock. Because no separate consideration is paid for such Rights, the registration fee for such securities is included in the fee for such Common Stock.






                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed by Freeport-McMoRan Sulphur Inc. (the "Company") with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference:

     (1) The Company's Registration Statement on Form 10 dated November 14, 1997 (the "Form 10"), filed pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act");

     (2) All reports filed by the Company pursuant to Section 13 of the Exchange Act; and

     (3) The description of the Company's Common Stock contained in the Form 10, including any amendment thereto or report filed for the purpose of updating such description.

     All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the SEC, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may limit the liability of and indemnify its directors and officers against liability in a variety of circumstances. In accordance with the DGCL, the Company's Certificate of Incorporation ("Certificate") contains provisions eliminating the personal liability of the directors to the Company and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Delaware law. By virtue of these provisions, under current Delaware law, a director of the Company will not be personally liable for monetary damages for a breach of his fiduciary duty except for liability for (a) a breach of his duty of loyalty to the Company or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware law and (d) any transaction from which he receives an improper personal benefit. The Certificate provides that if Delaware law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by Delaware law, as amended. In addition, the Company's By-laws require the Company to indemnify its officers and directors against expenses and costs, judgments, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of the Company, to which they were made parties by reason of being or having been officers or directors.

     The Company has purchased from Reliance Insurance Company and Executive Risk Indemnity Inc. directors and officers liability policies with a combined annual aggregate limit of $10,000,000 to insure certain liabilities of its directors and officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     5    Opinion  of  Jones,  Walker,  Waechter, Poitevent, Carrere &
          Denegre, L.L.P.

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).

     24 Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain officers and directors of the Company.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for pur-poses of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                  SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on January 16, 1998.

                                       FREEPORT-MCMORAN SULPHUR INC.



                                        By:   /s/ Robert M. Wohleber
                                                  Robert M. Wohleber
                                                   President and
                                               Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                        Title                      Date



            *                   Co-Chairman  of  the Board     January 16, 1998
      James R. Moffett



            *                   Co-Chairman   of the Board     January 16, 1998
     Rene L. Latiolais



            *                   Vice Chairman of  the Board    January 16, 1998
    Richard C. Adkerson



/s/  Robert M. Wohleber         Director, President,  and      January  16, 1998
     Robert M. Wohleber          Chief Executive Officer
                             (Principal Executive Officer and
                                Principal Financial Officer)

            *                          Director                January  16, 1998
      J. Terrell Brown



            *                          Director                January  16, 1998
    Thomas D. Clark, Jr.




            *                          Director                January  16, 1998
      B.M. Rankin, Jr.



            *                Vice  President and Controller -  January 16, 1998
  C. Donald Whitmire, Jr.          Financial Reporting
                              (Principal Accounting Officer)


*By:  /s/ Robert M. Wohleber
     Robert M. Wohleber
      Attorney-in-Fact



                          EXHIBIT INDEX


                                                        Sequentially
Exhibit                                                 Numbered
Number             Description     of     Exhibits      Page


5         Opinion  of  Jones,  Walker, Waechter,  Poitevent,
          Carrere & Denegre, L.L.P.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent  of  Jones, Walker,  Waechter,  Poitevent,
          Carrere & Denegre, L.L.P. (included in Exhibit 5).

24        Powers  of  Attorney   pursuant   to   which  this
          Registration Statement has been signed on behalf of certain officers and directors of the Company.